Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255576

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2021)

14,300,000 Common Shares

We are offering 14,300,000 of our common shares as part of this offering (the “Public Offering”). Our common shares trade on The Nasdaq Global Market under the trading symbol “ACIU”. On December 14, 2023, the last sale price of our common shares as reported on The Nasdaq Global Market was $3.71 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.50	$50,050,000
Underwriting discounts and commissions (1)	$0.21	$ 3,003,000
Proceeds before expenses, to us	$3.29	$47,047,000

(1)	See “Underwriting” for details regarding other items of underwriting compensation.

Delivery of the common shares is expected to be made on or about December 19, 2023.

Joint Book-Running Managers

Jefferies	Leerink Partners

Lead Manager

H.C. Wainwright & Co.

The date of this prospectus supplement is December 15, 2023.

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Prospectus Supplement

Prospectus

Presentation of Financial Information

Our consolidated financial statements incorporated by reference herein are presented in Swiss Francs and in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB). None of the consolidated financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. Unless otherwise indicated, certain Swiss Franc amounts and certain U.S. dollar amounts have been translated into U.S. dollars and Swiss Francs, respectively, at a rate of USD 1.00 to CHF 0.914, the official exchange rate quoted as of September 30, 2023 by the U.S. Federal Reserve Bank. Such Swiss Franc and U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars and Swiss Francs, respectively, that could actually have been purchased upon exchange of the other currency at the dates indicated or any other date, and such translated amounts have been provided solely for the convenience of the reader. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding. Unless explicitly mentioned otherwise herein, all references to our financial statements in this prospectus supplement are references to our IFRS financial statements exclusively.

Trademarks

The Company owns various registered and unregistered trademarks, for some of which protection has been obtained or is being sought, including Morphomer™, SupraAntigen® and its corporate name, logo and Nasdaq Global Market symbol. All other trademarks, trade names and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the respective ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The Company does not intend to use or display other companies’ trademarks and/or trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.

Before buying any of our securities that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “AC Immune,” “ACIU,” “Company,” “we,” “our,” “ours,” “us” or similar terms refer to AC Immune SA, a Swiss stock corporation, together with its subsidiary.

Special Note Regarding Forward-Looking Statements

This prospectus supplement contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement. These risks and uncertainties include factors relating to:

•	the success of our and our collaboration partners’ clinical studies, and our and their ability to obtain and maintain regulatory approval and to commercialize our active immunotherapies (ACI-35.030, ACI-24.060 and ACI-7104.056), monoclonal antibodies (semorinemab and crenezumab) and diagnostics (Tau-PET tracer PI-2620 and a-syn PET tracer ACI-12589) and to a lesser extent our preclinical candidates;

•	the preclinical and clinical safety, efficacy and utility of our product candidates;

•	the ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

•	our plans to research, develop and commercialize our product candidates;

•	the identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

•	our ability to maintain our current strategic relationships with our collaboration partners;

•	our ability to protect and maintain our, and not infringe on third parties’, intellectual property rights throughout the world;

•	our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

•	our ability to attract and retain qualified employees and key personnel;

•	the acceptance by the Food and Drug Administration and applicable foreign regulatory authorities of data from studies that we and our collaboration partners conduct within and outside the United States now and in the future;

•	our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime, and cause us to incur significant legal, accounting and other expenses;

•	our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the United States; and

•	the other risk factors discussed under “Risk Factors.”

These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described under the section in this prospectus supplement entitled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

AC Immune SA

AC Immune is a leading, clinical stage biopharmaceutical company advancing one of the broadest portfolios focused on pioneering Precision Medicine for neurodegenerative diseases. Our highly differentiated approach integrates novel therapeutics and diagnostics to overcome the fundamental challenge in this therapeutic area – the high number of co-pathologies driving disease development and progression and the urgent need for more tailored therapeutic regimens.

Leveraging our dual proprietary technology platforms, SupraAntigen and Morphomer, we have built a comprehensive pipeline with the goal of being first-in-class or best-in-class candidates spanning multiple treatment modalities and targeting both established and emerging neurodegenerative pathologies. We are currently advancing 16 therapeutic and diagnostic programs, with one program in Phase 3 and five in Phase 2 clinical trials, targeting five different types of misfolded pathological proteins related to Alzheimer’s disease (AD), Parkinson’s disease (PD) and other neurodegenerative disorders. Our pipeline assets are further validated by the multiple partnerships we have established with leading global pharmaceutical companies. We believe our clinically validated technology platforms and multi-target, multimodal approach position AC Immune to revolutionize the treatment paradigm for neurodegenerative disease by shifting it towards Precision Medicine and disease prevention.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, at the École Polytechnique Fédérale Lausanne (EPFL) Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland. Our common shares were admitted to trading on Nasdaq Global Market on September 23, 2016, and trade under the symbol ACIU.

Our general telephone number is +41 21 345 91 21 and our internet address is www.acimmune.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.

Recent Developments

On December 15, 2023, we announced that our development partner has programmed the launch of a Phase 2b clinical study to evaluate ACI-35.030 (JNJ-64042056) in patients with preclinical AD, those individuals not yet showing symptoms. Under the terms of the licensing agreement with Janssen Pharmaceuticals, Inc. (Janssen), a Johnson & Johnson company, we will now receive a milestone payment of CHF 15 million and are eligible to receive another milestone payment of CHF 25 million related to achieving a non-disclosed enrollment target.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Although as a foreign private issuer we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, we report our results of operations voluntarily on a quarterly basis.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

The Offering

This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement before investing in our securities including “Risk Factors” and our financial statements included in this prospectus supplement or incorporated by reference herein.

Common shares offered by us

At the ordinary shareholders’ meeting held on June 24, 2022, our shareholders approved the creation of an authorized share capital which allows the Board of Directors to increase the share capital of the Company and issue new common shares, without further shareholder approval, at any time until June 24, 2024, in an amount not exceeding CHF 400,000 through the issuance of up to 20,000,000 common shares (the “Authorized Share Capital”).

The Board of Directors will determine the time of issuance, the issue price, the manner in which the new shares will be paid for, the date from which the new shares carry the right to dividends and, subject to the provisions of the Articles of Association, the limitation or exclusion of the preferential subscription rights of existing shares.

At the Board of Directors’ meeting held on December 11, 2023, the Board of Directors approved an authorized capital increase of up to 16.5 million common shares (the “Capital Increase”). The Public Offering consists of the sale by us of our common shares (the “Offered Shares”), which consist of 14,300,000 shares newly issued through the Capital Increase.

Offered Shares

The Offered Shares will have a nominal value of CHF 0.02 each. All 14,300,000 Offered Shares will be issued in an authorized share capital increase against cash contributions. The Offered Shares will be fully fungible and rank pari passu in all respects with each other and with all of our existing shares.

The Offered Shares are / will be issued as uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Swiss Code of Obligations) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). The Offered Shares are / will be registered in the Company’s non-public register of uncertificated securities (registre des droits-valeurs).

Common shares to be outstanding immediately after this offering	98,749,352 common shares.

Determination of Offering Price	The Offering Price was determined by us and the underwriters on the basis of investor demand resulting from an accelerated book building procedure and prevailing market conditions, as further as described in the “Underwriting” section of this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $46.3 million (CHF 42.3 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with existing liquidity, primarily to strategically invest in research and clinical development of our current pipeline, our technology platforms, working capital, capital expenditures and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our securities.

Nasdaq Global Market Symbol	“ACIU”

As of the date of this prospectus supplement, our issued share capital registered in the commercial register of the Canton of Vaud is CHF 1,794,907.30 consisting of 89,745,365 common shares, of which 5,243,958 are held as treasury shares, leaving 84,501,407 common shares outstanding with a nominal value of CHF 0.02 each. The number of our common shares to be outstanding immediately after this offering is based on 84,449,352 common shares outstanding as of September 30, 2023, but excludes 92,540 of our common shares which were issued upon the exercise of options and restricted share units between January 1, 2023 and September 30, 2023 and have not been registered and an additional 6,342,329 common shares which will be issuable upon the exercise of options and restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.51 per common share.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement before making an investment in our securities. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

For a discussion of additional risks related to our business, our relationship with third parties, our intellectual property, our financial condition and capital requirements, or our regulatory environment, see the section titled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and our other filings with the SEC that are also incorporated by reference into this prospectus supplement.

Risks Related to Our Common Shares and the Public Offering

Because our Board of Directors’ resolutions regarding an authorized capital increase may be challenged, it is not certain that the share capital increase in connection with the offering will occur when anticipated.

The issuance of the 14,300,000 shares requires registration of the share capital increase with the commercial register of the Canton of Vaud. The Public Offering is based upon the resolution regarding an authorized ordinary capital increase that was approved by the Board of Directors on December 11, 2023. Such registration may, for reasons beyond our control, not take place in time to enable all Offered Shares to be traded on a timely basis, or to be issued and delivered at all. Consequently, investors may suffer losses, in particular, if they entered into short selling transactions and are unable to meet their obligations to deliver Offered Shares.

The price of our common shares is volatile and may fluctuate due to factors beyond our control.

The share prices of publicly traded pharmaceutical, biopharmaceutical and drug discovery and development companies have been highly volatile and are likely to remain highly volatile in the future. The market price of our common shares may fluctuate significantly due to a variety of factors, including:

•	positive or negative results of testing and clinical studies by us, strategic partners, or competitors;

•	delays in entering into strategic relationships with respect to development and/or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

•	the sentiment of retail investors, including the perception of our clinical trial results by such retail investors, which investors may be subject to the influence of information provided by social media, third party investor websites and independent authors distributing information on the internet;

•	technological innovations or commercial product introductions by us or our collaboration partners or competitors;

•	changes in government regulations;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public concern relating to the commercial value or safety of any of our product candidates;

•	financing or other corporate transactions;

•	publication of research reports or comments by securities or industry analysts or key opinion leaders;

•	general market conditions in the pharmaceutical or biopharmaceutical industry or in the economy as a whole; or

•	other events and factors beyond our control.

Broad market and industry factors may materially affect the market price of companies’ stock, including ours, regardless of actual operating performance. Furthermore, issuers such as ourselves, whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels, can be particularly vulnerable to short-seller attacks and trading in our common shares by non-fundamental investors such as hedge funds and others who may enter and exit positions in our common shares frequently and suddenly, causing increased volatility of our share price. Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender, and profit from a decline in the value of the securities in the process. The publication of any commentary by short sellers with the intent of creating negative market momentum may bring about a temporary, or possibly long-term, decline in the market price of our common shares.

There is only a limited free float of our common shares; this may have a negative impact on the liquidity of and the market price for our common shares.

As of December 15, 2023, certain principal shareholders controlling 5% or more of our common shares as well as our executive officers and directors together beneficially owned approximately 59.9% of our common shares. The limited free float may have a negative impact on the liquidity of our common shares and result in a low trading volume of our common shares, which could adversely affect the price of our common shares.

Certain of our existing shareholders exercise significant control over us, and your interests may conflict with the interests of such shareholders.

As of December 15, 2023, certain principal shareholders as well as our executive officers and directors together beneficially owned approximately 59.9% of our common shares. Depending on the level of attendance at our general meetings of shareholders, these shareholders may be in a position to determine the outcome of decisions taken at any such general meeting. To the extent that the interests of these shareholders may differ from the interests of the Company’s other shareholders, the latter may be disadvantaged by any action that these shareholders may seek to pursue. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of our common shares.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. If certain of our shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. We also entered into a registration rights agreement in connection with the Series E Private Placement with certain investors in the Series E Private Placement, pursuant to which we agreed under certain circumstances to file a registration statement to register the resale of the common shares held by certain of our existing shareholders, as well as to cooperate in certain public offerings of such common shares. In October 2020 and August 2018, we filed registration statements on Form F-3 to register the resale of two of our shareholder’s common shares pursuant to the requirements of their registration rights agreements. In addition, in 2019, we adopted a new omnibus equity incentive plan under which we have the discretion to grant a broad range of equity-based awards to eligible participants. These shares were registered pursuant to the registration statement on Form S-8 that we filed with the SEC and, therefore, can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. If a large number of our common shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of our common shares and impede our ability to raise future capital.

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The Offering Price will be substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase common shares in this offering, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. Based on the public offering price of $3.50 per common share, you will experience immediate dilution of $2.20 (CHF 2.01) per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the Offering Price. To the extent outstanding options or warrants are exercised, you will incur further dilution. See “Dilution.”

We have broad discretion in the use of our cash and cash equivalents and short-term financial assets (liquidity) and may not use them effectively.

Our management has broad discretion in the application of our cash and cash equivalents and short-term financial assets. Our or our collaboration partners’ decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of any viable commercial product and may divert resources away from better opportunities. If we make incorrect determinations regarding the viability or market potential of any of our programs or product candidates or misread trends in the pharmaceutical or biopharmaceutical industry, in particular for neurodegenerative diseases, our business, financial condition and results of operations could be materially adversely affected. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other product candidates or other diseases and disease pathways that may later prove to have greater commercial potential than those we choose to pursue, or relinquish valuable rights to such product candidates through collaboration, licensing or other royalty arrangements in cases in which it would have been advantageous for us to invest additional resources to retain sole development and commercialization rights.

We do not expect to pay dividends in the foreseeable future.

We have not paid any dividends since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that any earnings will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. Based on Swiss law and our articles of association, the declaration of dividends requires a resolution passed by a simple majority of the votes cast at a shareholders’ meeting regardless of abstentions and empty or invalid votes. The proposal to pay future dividends to shareholders will in addition effectively be at the discretion of our board of directors after considering various factors including our business prospects, liquidity requirements, financial performance and new product development. In addition, payment of future dividends is subject to certain limitations pursuant to Swiss law or by our articles of association compliance with which must be confirmed by our auditors. Accordingly, investors cannot rely on dividend income from our common shares and any returns on an investment in our common shares will likely depend entirely upon any future appreciation in the price of our common shares.

We are a Swiss corporation. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

We are a Swiss corporation. Our corporate affairs are governed by our articles of association and by the laws governing companies, including listed companies, incorporated in Switzerland. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders and directors of companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Swiss law to consider the interests of our Company first, then of our shareholders, our employees and other stakeholders, in all cases, with due observation of their fiduciary duties of care and loyalty. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. Swiss corporate law limits the ability of our shareholders to challenge resolutions made or other actions taken by our board of directors in court. Our shareholders generally are not permitted to file a suit to reverse a decision or an action taken by our board of directors but are instead only permitted to seek damages for breaches of their fiduciary duties by the directors. As a matter of Swiss law, shareholder claims against a member of our board of directors for breach of fiduciary duty would have to be brought in Lausanne, Switzerland, or the country in which the relevant member of our board of directors is domiciled. In addition, under Swiss law, any claims by our shareholders against us must be in principle brought exclusively in Lausanne, Switzerland (except for certain U.S. securities and other claims that may be brought in U.S. federal court).

Our common shares are issued under the laws of Switzerland, which may not protect investors in a similar fashion afforded by incorporation in a U.S. state.

We are organized under the laws of Switzerland. There can be no assurance that Swiss law will not change in the future in a way detrimental to shareholders or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the U.S., which could adversely affect the rights of investors.

Our status as a Swiss corporation may limit our flexibility with respect to certain aspects of capital management and may cause us to be unable to make distributions without subjecting our shareholders to Swiss withholding tax.

The Swiss law effective at the time according to which our current Authorized Share Capital were installed (i.e., on June 24, 2022) allowed our shareholders to authorize share capital that can be issued by the board of directors without additional shareholder approval. This authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders once expired. As of January 1, 2023, the new Swiss corporate law introducing the capital band mechanism has come into force. It will no longer be possible to renew the Company's current Authorized Share Capital beyond June 24, 2024. Instead, the Company can only introduce the capital band pursuant to Article 653s et seq. of the revised Swiss Code of Obligations which requires an amendment of the Articles of Association by way of a resolution of a duly convened general meeting of shareholders of the Company. Under the capital band mechanism, the general meeting of shareholders can authorize the board of directors at any time within a maximum of five years to increase or decrease the share capital by a maximum amount of 50% of the current share capital.

Additionally, as a principle, Swiss law grants pre-emptive subscription rights to existing shareholders to subscribe to any new issuance of shares. Any common share capital increase resolution preserving pre-emptive subscription rights expires after 3 months and requires a simple majority of the votes cast at the shareholder’s meeting regardless of abstentions and empty or invalid votes. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares as do the laws of some other jurisdictions. Swiss law also reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, dividends must be approved by shareholders. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise in which greater flexibility would have provided substantial benefits to our shareholders.

Under Swiss law, a Swiss corporation may pay dividends only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has distributable reserves, each as evidenced by its audited statutory balance sheet. Freely distributable reserves are generally booked either as “free reserves” or as “capital contributions” (apports de capital, contributions received from shareholders) in the “reserve from capital contributions.” Distributions may be made out of issued share capital—the aggregate nominal value of a company’s issued shares—only by way of a capital reduction. To the extent we introduce the capital band, only net proceeds from capital increase using the capital band (less certain expenses and net of repayments from us) will be recognized as reserves from capital contributions. As of December 31, 2022, we had CHF 432.6 million of reserves from capital contributions confirmed by the Swiss Federal Tax Administration and CHF 1,794,907 of issued share capital (consisting of 89,745,365 common shares each with a nominal value of CHF 0.02 and no preferred shares) on our audited statutory balance sheet. Of the total issued shares and issued share capital, we held 6,214,021 fully paid-in treasury shares representing CHF 124,280 of issued share capital. In addition, we expect that part of the proceeds from this Public Offering will be recognized as reserves from capital contributions.

Generally, Swiss withholding tax of 35% is due on dividends and similar distributions to our shareholders, regardless of the place of residency of the shareholder, unless the distribution is made to shareholders out of (i) a reduction of nominal value or (ii) assuming certain conditions are met, reserves from capital contributions accumulated on or after January 1, 1997. We expect the aggregate of the reserves from capital contributions confirmed by the Swiss Federal Tax Administration and share capital, less the total losses brought forward (to the extent set off against reserves from capital contributions or share capital), less the treasury shares (to the extent booked against reserves from capital contributions), less the lowest legally possible issued share capital and legal reserve to represent the maximum amount potentially available for future dividends or capital reductions on a Swiss withholding tax-free basis. We would be able to pay dividends out of distributable profits or freely distributable reserves but such dividends would be subject to Swiss withholding taxes. There can be no assurance that we will have sufficient distributable profits, free reserves, reserves from capital contributions or registered share capital to pay a dividend or effect a capital reduction, that our shareholders will approve dividends or capital reductions proposed by us, or that we will be able to meet the other legal requirements for dividend payments or distributions as a result of capital reductions.

A U.S. investor who qualifies for benefits under the Convention Between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “U.S.-Swiss Treaty,” may apply for a refund of the tax withheld in excess of the 15% treaty rate (or in excess of the 5% reduced treaty rate for qualifying corporate shareholders with at least 10% participation in our voting stock, or for a full refund in the case of qualified pension funds). There can be no assurance that we will have sufficient reserves from capital contributions to pay dividends free from Swiss withholding tax, or that Swiss withholding tax rules will not be changed in the future. In addition, we cannot provide assurance that the current Swiss law with respect to distributions out of reserves from capital contributions will not be changed or that a change in Swiss law will not adversely affect us or our shareholders, in particular as a result of distributions out of reserves from capital contributions becoming subject to additional corporate law or other restrictions. If we are unable to make a distribution through a reduction in nominal value or out of confirmed reserves from capital contributions, we will not be able to make distributions without subjecting our shareholders to Swiss withholding taxes.

See “Tax Considerations—Swiss Tax Considerations” for a summary of certain Swiss tax consequences regarding dividends distributed to holders of our common shares.

U.S. shareholders may not be able to obtain judgments or enforce civil liabilities against us or our executive officers or members of our board of directors.

We are organized under the laws of Switzerland and our registered office and domicile is located in Ecublens, near Lausanne, Canton of Vaud, Switzerland. Moreover, a number of our directors and executive officers are not residents of the U.S., and all or a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the U.S. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or of actions for enforcement of judgments of U.S. courts, for civil liabilities to the extent solely predicated upon the federal and state securities laws of the U.S. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy. Additionally, certain mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the U.S. do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the U.S. in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same parties and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state for which the decision is recognizable in Switzerland.

Our status as a Swiss corporation means that our shareholders enjoy certain rights that may limit our flexibility to raise capital, issue dividends and otherwise manage ongoing capital needs.

Swiss law reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, the payment of dividends and cancellation of treasury shares must be approved by shareholders. Swiss law also requires that our shareholders themselves resolve, or authorize our board of directors, to increase our share capital. Although under the current Swiss law our shareholders may resolve a capital band which authorizes the board of directors to increase or decrease the share capital without additional shareholder approval, Swiss law limits this authorization to 50% of the issued share capital at the time of the authorization. The authorization, furthermore, has a limited duration of up to five years and must be renewed by the shareholders from time to time thereafter.

Since January 1, 2023, the new Swiss corporate law introducing the capital band mechanism has come into force. It will no longer be possible to renew the Company's current Authorized Share Capital beyond June 24, 2024. Instead, the Company can only introduce the capital band pursuant to Article 653s et seq. of the revised Swiss Code of Obligations which requires an amendment of the Articles by way of a resolution of a duly convened general meeting of shareholders of the Company.

Additionally, subject to specified exceptions, including exceptions explicitly described in our articles of association, Swiss law grants pre-emptive subscription rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various rights and regulations that can attach to different categories of shares as do the laws of some other jurisdictions. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided benefits to our shareholders.

Shareholders in countries with a currency other than Swiss Francs face additional investment risks from currency exchange rate fluctuations in connection with their holding of our common shares.

Any future payments of dividends, if any, will likely be denominated in Swiss Francs. The foreign currency equivalent of any dividend, if any, paid on our common shares or received in connection with any sale of our common shares could be adversely affected by the depreciation of the Swiss Franc against such other currency.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We are reporting under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Swiss laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and their liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or of current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each financial year, whereas U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country governance practices rather than the corporate governance requirements of Nasdaq.

We are a foreign private issuer. As a result, in accordance with Nasdaq Listing Rule 5615(a)(3), we comply with home country (in this case, Swiss) governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of Nasdaq. Swiss law does not require that a majority of our board of directors consist of independent directors. Our board of directors therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

While Swiss law also requires that our board of directors elects an audit and finance committee from among its members, as a foreign private issuer, the independence of the members of such committee is determined by home country regulations and the conditions of Section 10B of the Securities Exchange Act, excluding any Nasdaq Listing Rules. Section 10B of the Securities Exchange Act also prescribes qualification requirements for the audit and finance committee. Swiss law also requires that we elect a compensation committee, we follow home country requirements with respect to such committee and our compensation, nomination and corporate governance committee is tasked with certain director nomination and governance responsibilities. As a result, our practice varies from the requirements of Nasdaq Listing Rule 5605(d), which sets forth certain requirements as to the responsibilities, composition and independence of compensation committees, and from the independent director oversight of director nominations requirements of Nasdaq Listing Rule 5605(e).

Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Our articles of association provide for an independent proxy holder elected by our shareholders, who may represent our shareholders at a general meeting of shareholders, and we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders. Our practice varies from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. In addition, we have opted out of shareholder approval requirements for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us, and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Listing Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events.

As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We may no longer be a foreign private issuer as of June 30, 2024 (or the end of our second fiscal quarter in any subsequent fiscal year), which would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of January 1, 2025 (or the first day of the fiscal year immediately succeeding the end of such second quarter). In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the U.S. or (b) (i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50 percent of our assets cannot be located in the U.S. and (iii) our business must be administered principally outside the U.S. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S.

domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time-consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common shares.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud, among other objectives. Any failure to implement any required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002, or any testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting, which are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement.

Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common shares could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Furthermore, investor perceptions of our company may suffer if deficiencies are found, and this could cause a decline in the market price of our common shares. Irrespective of compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our stated operating results and harm our reputation. If we are unable to implement these requirements effectively or efficiently, it could harm our operations, financial reporting, or financial results and could result in an adverse opinion on our internal control over financial reporting from our independent registered public accounting firm.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common shares and our trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts cover our company, the trading price for our common shares would likely be negatively affected. In addition, if one or more of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause the price of our common shares and trading volume to decline.

There is a substantial likelihood that we will be a passive foreign investment company (a “PFIC”) for 2023 or future taxable years. If we are a PFIC for any taxable year during which a U.S. investor owns our common shares, the investor generally will be subject to adverse U.S. federal income tax consequences.

As discussed in our Annual Reports on Form 20-F for 2019, 2020 and 2022, we were likely a PFIC for our taxable years of 2019, 2020 and 2022. For the reasons described below, there is a substantial likelihood that we will be a PFIC for our taxable year of 2023. We may also be a PFIC for future taxable years.

Under the Internal Revenue Code of 1986, as amended, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of passive income (the “income test”), or (ii) 50% or more of the average value of our assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “asset test”). Passive income generally includes dividends, interest, certain non-active rents and royalties, and gains from financial investments. Cash is generally a passive asset. Goodwill (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its other assets) is generally an active asset to the extent attributable to business activities that produce active income. For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and directly receive our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25% of the shares of such corporation by value.

We have not obtained valuations of our assets (including goodwill or going concern value) and thus are not in a position to make a definitive determination regarding their value. However, the average value of our assets (including goodwill and going concern value) may be implied by reference to our market capitalization, which has been volatile. As a result, the average value of our goodwill, going concern value and other active assets may not be sufficiently large in relation to the average value of our passive assets for 2023 (or any other taxable year) for purposes of the PFIC asset test.  Because our PFIC status is a factual annual determination that can be determined only after the end of the relevant taxable year, we cannot express any definitive view regarding our PFIC status for the current or any future taxable year. However, if the value of our assets is determined by reference to our market capitalization and our market capitalization does not increase substantially by the end of 2023, we will most likely be a PFIC for 2023.

In addition, the application of the income test to a company like us (whose overall losses from research and development activities significantly exceed its gross income) is not entirely clear. We will be a PFIC for any taxable year under the income test if 75% or more of our gross income (as determined for U.S. federal income tax purposes) for such year consists of interest and other passive income. Prior to the commercialization and sales of any of our product candidates, our gross income may consist primarily of upfront or milestone payments and grants (which we believe are likely to be treated as active income) and interest (which is passive income). The receipt of upfront payments is non-recurring in nature, and the receipt of grants or milestone payments is subject to various conditions. Therefore, there can be no assurance as to the amount of grants, milestone payments or upfront payments (if any) that we will receive for any taxable year. Moreover, we may earn income from sublicensing, which may be passive unless certain conditions are satisfied. There is no assurance that the Internal Revenue Service (“IRS”) will not challenge the classification of any of our income items for PFIC purposes for any taxable year. Accordingly, there is no assurance that we will not be a PFIC for any taxable year under the income test.

If we are a PFIC for any taxable year and a U.S. investor owns our common shares during any portion of that year, we will continue to be treated as a PFIC with respect to the U.S. investor, even if we are not a PFIC for any subsequent taxable year, unless the U.S. investor makes a “deemed sale” election with respect to our common shares.

U.S. investors that own our common shares during any taxable year in which we are (or were) a PFIC generally will be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition of our common shares as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) the requirement to file certain reports to the IRS. We do not intend to provide the information that would enable investors to make a “qualified electing fund” election which, if available, could materially affect the U.S. federal income tax consequences to investors if we are a PFIC for any taxable year.

For further discussion, see the section in this prospectus supplement entitled “Tax Considerations—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company.”

Use of Proceeds

We estimate that the net proceeds to us from the Public Offering will be approximately $46.3 million (CHF 42.3 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of September 30, 2023, we had cash and cash equivalents of CHF 31.9 million and short-term financial assets of CHF 48.0 million for a total liquidity balance of CHF 79.9 million. We intend to use the net proceeds from this offering, together with existing liquidity, primarily to strategically invest in research and clinical development of our current pipeline, our technology platforms, working capital, capital expenditures and general corporate purposes.

However, due to the uncertainties inherent in the product development process, it is difficult to estimate with certainty the exact amounts of the net proceeds from the Public Offering that may be used for the above purposes. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of our ongoing preclinical and clinical studies or preclinical and clinical studies we may commence in the future and the timing of regulatory submissions. As a result, our management will have broad discretion over the use of the net proceeds from the Public Offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain preclinical activities or clinical studies if the net proceeds from the Public Offering and our other sources of cash are less than expected.

Pending the use of the proceeds from the Public Offering, we intend to invest the net proceeds in short-term, interest-bearing deposits. We are likely to convert a substantial amount of the proceeds into CHF shortly after the closing of the Public Offering.

Dividend Policy

We have never declared or distributed dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate distributing any dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of incorporation. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years (report des bénéfices) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Distributions out of nominal share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction.

Capitalization

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and equity) as of September 30, 2023:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our sale of 14,300,000 shares in the Public Offering, at the public offering price of $3.50 per common share, after deducting underwriting discounts and estimated offering expenses payable by us.

Investors should read this table in conjunction with our consolidated financial statements and related notes included in this prospectus supplement and incorporated by reference herein. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, see “Where You Can Find More Information” and “Incorporation by Reference.”

	As of September 30, 2023
	Actual	As Adjusted
	(in thousands of CHF)
Cash and cash equivalents	31,927	74,231
Short-term financial assets	48,000	48,000
Total liquidity	79,927	122,231

Shareholders’ equity
Common shares, nominal value CHF 0.02 per share 84,449,352 shares issued and outstanding on an actual basis and 98,749,352 issued and outstanding on an as adjusted basis	1,802	2,088
Share premium	434,451	476,469
Treasury shares	(106)	(106)
Currency translation differences	5	5
Accumulated losses	(310,488)	(310,488)
Total equity	125,664	167,968
Total capitalization	125,664	167,968

The number of common shares in the table above excludes 92,540 of our common shares which were issued upon the exercise of options and restricted share units between January 1, 2023 and September 30, 2023 and have not been registered and an additional 6,342,329 common shares which will be issuable upon the exercise of options and restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.51 per common share.

Dilution

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of September 30, 2023 was $82.3 million (CHF 75.2 million), or $0.97 per common share (CHF 0.89 per common share), based on 84,449,352 common shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 84,449,352, the total number of our common shares issued and outstanding at September 30, 2023.

After giving effect to the sale by us of 14,300,000 shares in this offering at a public offering price of $3.50 per share, less the underwriting discounts and estimated offering expenses payable by us, our net tangible book value at September 30, 2023 would have been $128.6 million, or $1.30 per common share. This represents an immediate increase in net tangible book value of $0.33 per share to existing shareholders and an immediate dilution of $2.20 per share to investors in this offering. The following table illustrates this per share dilution:

	(in USD)		(in CHF)
Public offering price per share	3.50		3.20
Historical net tangible book value per share as of September 30, 2023		0.97		0.89
Increase per share attributable to new investors purchasing shares in this offering		0.33		0.30
As adjusted net tangible book value per share after giving effect to this offering	1.30		1.19
Dilution per share to new investors	2.20		2.01

Swiss Franc amounts have been translated into U.S. dollars at a rate of CHF 0.914 to USD 1.00, the official exchange rate quoted as of September 30, 2023 by the U.S. Federal Reserve Bank. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss Francs on September 30, 2023 and have been provided solely for the convenience of the reader.

The calculations above are based on 84,449,352 common shares outstanding as of September 30, 2023, but excludes 92,540 of our common shares which were issued upon the exercise of options and restricted share units between January 1, 2023 and September 30, 2023 and have not been registered and an additional 6,342,329 common shares which will be issuable upon the exercise of options and restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of CHF 3.51 per common share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

Tax Considerations

Swiss Tax Considerations

The following summary contains a description of material Swiss tax consequences of the acquisition, ownership and disposition of Offered Shares, but it does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to purchase, own or dispose. In particular, the summary does not take into account the specific circumstances of any particular investor.

This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. This summary does not address any aspects of Swiss taxation other than aspects of Swiss federal withholding tax, Swiss federal, cantonal and communal income taxes and Swiss federal issuance and securities turnover tax. Investors are urged to consult their own tax advisors regarding the Swiss tax consequences of acquiring, owning and disposing of Offered Shares or the receipt of dividends or distributions, if any, on Offered Shares.

Taxation in respect of Offered Shares

Swiss federal withholding tax

Swiss federal withholding tax on dividends and similar distributions on the Offered Shares

Dividends on Offered Shares made or paid by the Company out of reserves from capital contributions confirmed by the Swiss Federal Tax Administration (apports de capital) and distributions on Offered Shares made or paid by the Company based upon a reduction of nominal value of Offered Shares (reduction de la valeur nominale) are exempt from Swiss federal withholding tax (impôt anticipé). Any other dividends and cash or in-kind distributions (including scrip or stock dividends) on Offered Shares made or paid by the Company are subject to Swiss federal withholding tax imposed on the gross amount of the taxable distribution at the then prevailing rate (currently, at a rate of 35% of the gross amount of the taxable distribution). The withholding tax must be withheld by the Company from the gross amount of the dividend or distribution and be remitted to the Swiss Federal Tax Administration. Capital gains realized on the sale of Offered Shares are not subject to the Swiss federal withholding tax (other than in case of a sale to the Company (i) for cancellation, (ii) if the total of repurchased Offers Shares exceeds 10% of the Company's share capital or (iii) if the repurchased Offered Shares are not resold within the applicable time period after the repurchase, if and to the extent the redemption price less the nominal value of the redeemed Offered Shares is not booked against reserves from capital contributions confirmed by the Swiss Federal Tax Administration ("Taxable Repurchases").

Refund to Swiss-resident recipients

The relevant Swiss tax authority will refund or credit the Swiss federal withholding tax deducted by the Company on dividends or distributions on Offered Shares in full to holders of Offered Shares who are tax resident in Switzerland and to holders who hold the Offered Shares as part of a trade or business in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who, in each case, among other things, are the beneficial owners of the Offered Shares and the dividends or the distributions made or paid on the Offered Shares and who duly report the dividend or distribution in their income tax return or their statutory financial statements, as applicable, for the relevant tax period and if there is no tax avoidance.

Refund to non-resident recipients

(a)       In General

A holder who is not a tax resident of Switzerland and who does not hold the Offered Shares as part of a trade or business in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes may be entitled to a full or partial refund of the Swiss federal withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the other conditions of such treaty are met. A reduction of the Swiss federal withholding tax at source is not provided for by Switzerland for portfolio holdings and, therefore, is not permissible. Holders of Offered Shares should be aware that the procedures for claiming treaty benefits (and the time frame required for obtaining a tax refund) may differ from country to country and should consult their own legal, financial or tax advisors regarding the procedures for claiming a refund of the Swiss federal withholding tax.

(b)       Residents of the U.S.

A holder of Offered Shares who is a resident of the U.S. for purposes of the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income (Treaty), without taxable presence in Switzerland to which the Offered Shares are attributable or who is a qualified U.S. pension fund and who, in each case, is the beneficial owner of the Offered Shares and the dividend or distribution and who meets the other conditions of the Treaty may, in the case of qualified U.S. pension funds, apply for a full refund of the Swiss federal withholding tax,  if the holder is a corporation owning at least 10% of the voting rights of the Company, apply for a refund of the Swiss federal withholding tax withheld in excess of the 5% reduced treaty rate, or a refund of the Swiss federal withholding tax withheld in excess of the 15% treaty rate in all other cases. The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms together with an instruction form may be obtained from any Swiss consulate general in the U.S., the Swiss Federal Tax Administration at the address below or be downloaded from the Swiss Federal Tax Administration’s website. Four copies of the form must be duly completed, signed before a notary public of the U.S., and three of them must be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003, Berne, Switzerland. The form must be accompanied by suitable evidence of deduction of the Swiss federal withholding, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the tax became payable.

Swiss income taxes

Offered Shares held by holders resident outside of Switzerland and with no trade or business in Switzerland

Holders of Offered Shares who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment situated in Switzerland for tax purposes, will not be subject to any Swiss federal, cantonal or communal income taxes as a result of them realizing gain on the sale or other disposition of Offered Shares or receiving dividends or other distributions, if any, on Offered Shares. Refer to “―Swiss federal withholding tax” above for a summary on the Swiss withholding tax treatment of dividends and distributions on Offered Shares. Refer to “―International Automatic Exchange of Information” below for a summary on the international exchange of information in tax matters by Switzerland in respect of Offered Shares held in accounts or deposits with a paying agent in Switzerland. Refer to “―Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act” below for a summary on the implementation of FATCA by Switzerland.

Offered Shares held by Swiss resident individuals as private investments

Dividends and other distributions, if any, on Offered Shares, made or paid by the Company out of reserves from capital contributions confirmed by the Swiss Federal Tax Administration (apports de capital) and distributions made or paid by the Company on Offered Shares based upon a capital reduction (reduction de la valeur nominale), if any, are exempt from Swiss federal, cantonal and communal income taxes for holders of Offered Shares who are individuals resident in Switzerland for tax purposes and who hold the Offered Shares as private capital investments. Other dividends and distributions, including Taxable Repurchases, if any, on Offered Shares will be subject to Swiss federal, cantonal or communal income taxes for such holders.

A capital gain realized by an individual resident in Switzerland on the sale of Offered Shares held by her or him as private capital investments classifies typically as tax-exempt private capital gain and, conversely, a capital loss as non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income taxes. Refer to “—Offered Shares held as assets of a Swiss business” for information on the taxation of individuals classified as “professional securities dealers.”

Offered Shares held as assets of a Swiss business

For a holder who holds Offered Shares as part of a trade or business carried on in Switzerland dividends and distributions, if any, made or paid by the Company on Offered Shares, and capital gain or loss realized on the sale of Offered Shares, are includible in, or deductible from, respectively, taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income taxes. This taxation treatment also applies to Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers”. Corporate taxpayers may be eligible for dividend relief (réductions pour participations) in respect of dividends and distributions, if any, on Offered Shares held as part of a Swiss business if the market value of the Offered Shares held by them equals or exceeds CHF 1 million or represents 10% or more of, the share capital or the dividend rights, of the Company. No capital gain relief is generally available for portfolio holdings.

Swiss federal issuance stamp tax

The Company will be subject to the Swiss issuance stamp tax (droit de timbre d’émission) on the issuance of the Offered Shares of 1% on the consideration received for the issuance of the Offered Shares, net of certain deductions.

Swiss federal securities turnover tax

In respect of purchases of Offered Shares in the Offering

The issuance and delivery of Offered Shares to the initial shareholders at the settlement date is exempt from Swiss federal securities turnover tax (droit de timbre de négotiation).

In respect of other transactions in Offered Shares

Any transactions in the Offered Shares after the offering, where a bank or another securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Tax Act, acts as an intermediary, or is a party, to the transaction, is subject to Swiss federal securities turnover tax at a tax rate of up to 0.15% of the consideration paid for such Offered Shares.

Subject to applicable statutory exemptions in respect of the one or the other party to such a transaction, half of the tax is customarily charged to each of the parties.

International Automatic Exchange of Information

Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (AEOI) in tax matters. The agreement applies to all 27 EU member states and certain other jurisdictions. Further, Switzerland has entered into the multilateral competent authority agreement on the automatic exchange of financial account information (MCAA), and based on the MCAA, a number of bilateral AEOI agreements with other countries.

Based on such agreements and the implementing laws of Switzerland, Switzerland commenced collecting or will commence collecting data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or other treaty state from 2017 and began exchanging the data in 2018 or will begin exchanging the data at a later date, depending on the date of effectiveness of the applicable agreement, including, as the case may be, in respect of Offered Shares held in such accounts or deposits. Switzerland has signed and intends to sign further AEOI agreements with further countries. An up-to- date list of the AEOI agreements of Switzerland in effect or signed and becoming effective and the dates of commencement of data collection and the dates of information exchange, can be found on the website of the State Secretariat for International Financial Matters SIF.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that accounts held by U.S. persons with Swiss financial institutions, which accounts may include Offered Shares and income derived thereon, are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the Treaty (including, since 20 September 2019, the FATCA group requests process in respect of the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions).

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the U.S. Holders described below of the ownership and disposition of our common shares. This discussion applies only to a U.S. Holder that acquires our common shares in this offering and holds them as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or electing traders in securities that use a mark-to-market method of tax accounting;

•	persons holding our common shares as part of a straddle, integrated transaction or similar transaction;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own 10% or more of our shares, by vote or value; and

•	persons holding our common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a person that, for U.S. federal income tax purposes, is a beneficial owner of common shares and is any of the following:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances. In addition, U.S. Holders should note that this disclosure addresses only common shares acquired pursuant to this offering. Any

U.S. Holder that already owns our common shares should consult its tax adviser regarding the consequences of owning its existing shares, including the application of the passive foreign investment company (“PFIC”) rules to these shares, taking into account that we were likely a PFIC for 2022 and some of our other prior taxable years.

Passive Foreign Investment Company

As discussed in our Annual Reports on Form 20-F for 2019, 2020 and 2022, we were likely a PFIC for our taxable years of 2019, 2020 and 2022. For the reasons described below, there is a substantial likelihood that we will be a PFIC for our taxable year of 2023. We may also be a PFIC for future taxable years.

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of passive income (the “income test”), or (ii) 50% or more of the average value of our assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “asset test”). Passive income generally includes dividends, interest, certain non-active rents and royalties, and gains from financial investments. Cash is generally a passive asset. Goodwill (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its other assets) generally is an active asset to the extent attributable to business activities that produce active income. For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and directly receive our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25% of the shares of such corporation by value.

We have not obtained valuations of our assets (including goodwill or going concern value) and thus are not in a position to make a definitive determination regarding their value. However, the average value of our assets (including goodwill and going concern value) may be implied by reference to our market capitalization, which has been volatile. As a result, the average value of our goodwill, going concern value and other active assets may not be sufficiently large in relation to the average value of our passive assets for 2023 (or any other taxable year) for purposes of the PFIC asset test. Because our PFIC status is a factual annual determination that can be determined only after the end of the relevant taxable year, we cannot express any definitive view regarding our PFIC status for the current or any future taxable year. However, if the value of our assets is determined by reference to our market capitalization and our market capitalization does not increase substantially by the end of 2023, we will most likely be a PFIC for 2023.

In addition, the application of the income test to a company like us (whose overall losses from research and development activities significantly exceed its gross income) is not entirely clear. We will be a PFIC for any taxable year under the income test if 75% or more of our gross income (as determined for U.S. federal income tax purposes) for such year consists of interest and other passive income. Prior to the commercialization and sales of any of our product candidates, our gross income may consist primarily of upfront or milestone payments and grants (which we believe are likely to be treated as active income) and interest (which is passive income). The receipt of upfront payments is non-recurring in nature, and the receipt of grants or milestone payments is subject to various conditions. Therefore, there can be no assurance as to the amount of grants, milestone payments or upfront payments (if any) that we will receive for any taxable year. Moreover, we may earn income from sublicensing, which may be passive unless certain conditions are satisfied. There is no assurance that the Internal Revenue Service (“IRS”) will not challenge the classification of any of our income items for PFIC purposes for any taxable year. Accordingly, there is no assurance that we will not be a PFIC for any taxable year under the income test.

Under a rule commonly referred to as the “once a PFIC always a PFIC” rule, if we are a PFIC for any taxable year and a U.S. Holder owns our common shares during any portion of that year, we will continue to be treated as a PFIC with respect to the U.S. Holder even if we cease to be a PFIC for any subsequent taxable year. If we are a PFIC for any taxable year during which a U.S. Holder owns our common shares but cease to be a PFIC thereafter, a U.S. Holder may make a “deemed sale” election with respect to our common shares, in which case the U.S. Holder may be required to recognize income under the rules described in the subsequent paragraph without receiving any corresponding cash.

If a U.S. Holder owns our common shares in any year in which we are a PFIC, subject to the discussion above regarding the deemed sale election and the discussion below regarding the mark-to-market election, any gain recognized by the U.S. Holder on a sale or other disposition (including certain pledges) of the common shares will be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to any other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the amount of tax allocated to that taxable year. Further, to the extent that distributions received by a U.S. Holder on its common shares during a taxable year exceed 125% of the average of the annual distributions on the common shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the excess distribution will be subject to taxation in the same manner.

A U.S. Holder may be able to avoid the rules described above by making a mark-to-market election with respect to the common shares, provided that the common shares are regularly traded on Nasdaq or any other qualified exchange. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year in which we are a PFIC over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes this election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss).

We do not intend to provide the information necessary for U.S. Holders to make a “qualified electing fund” election which, if available, could materially affect the tax consequences to U.S. Holders of the ownership and disposition of our common shares if we are a PFIC for any taxable year. Therefore, U.S. Holders will not be able to make such elections.

In addition, if we are a PFIC (or are treated as a PFIC with respect to a particular U.S. Holder under the “once a PFIC always a PFIC” rule) for the taxable year in which we pay a dividend or for the prior taxable year, the preferential tax rate discussed below with respect to “qualified dividend income” received by certain non-corporate U.S. Holders will not be available.

If a U.S. Holder owns common shares during any taxable year in which we are a PFIC, the U.S. Holder generally must file annual reports on IRS Form 8621 with respect to us with the U.S. Holder’s federal income tax return.

U.S. Holders should consult their tax advisers concerning our PFIC status for any taxable year and the consequences thereof.

Taxation of Distributions

The following is subject to the discussion under “—Passive Foreign Investment Company” above.

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property on our common shares, other than certain pro rata distributions of our common shares, they will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, may be taxable at rates applicable to long-term capital gains, provided that we are not a PFIC (and are not treated as a PFIC with respect to a particular U.S. Holder under the “once a PFIC always a PFIC” rule) for our taxable year in which the dividend is paid or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends, if any, in their particular circumstances.

Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of receipt. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Dividends will be foreign-source income. The amount of dividend income will include any amounts withheld by us in respect of Swiss income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on our common shares (at a rate not exceeding the applicable Treaty rate in the case of U.S. Holders eligible for Treaty benefits) may be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Swiss income tax system meets this requirement. The IRS released a notice which waives certain of the Treasury Regulations' requirements, including the consistency requirement mentioned above, for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the creditability of any Swiss taxes in their particular circumstances (including the U.S. Holder’s eligibility for Treaty benefits). In lieu of claiming a credit, U.S. Holders may be able to elect to deduct any Swiss income taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

The following is subject to the discussion under “—Passive Foreign Investment Company” above.

Gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder owned the common shares for more than one year, or short-term capital gain or loss otherwise. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations. Any Swiss federal securities turnover tax on the sale will not be creditable, but may reduce the amount realized on any gain.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient (and establishes that fact if required to do so) or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished in a timely manner to the IRS.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to our common shares or non-U.S. accounts through which the shares may be held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ownership and disposition of our common shares.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated December 15, 2023, among us and Jefferies LLC and Leerink Partners LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	7,150,000
Leerink Partners LLC	6,435,000
H.C. Wainwright & Co., LLC	715,000
Total	14,300,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022; the address of Leerink Partners LLC is 1301 Avenue of the Americas, 12th Floor, New York, New York 10019.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the Offering Price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.126 per share. After the offering, the Offering Price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the Offering Price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share	Total
Public offering price	$3.50	$50,050,000
Underwriting discounts and commissions paid by us	$0.21	$3,003,000
Proceeds to us, before expenses	$3.29	$47,047,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.7 million. We have agreed to reimburse the underwriters up to an aggregate of $30,000 for fees incurred by them in connection with any required filings with the Financial Industry Regulatory Authority. Jefferies LLC has agreed to reimburse us for certain offering expenses incurred by us in connection with this offering.

No Sales of Similar Securities

For a period of 60-days after the date of this prospectus supplement, we have agreed that we will not, directly or indirectly (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of our common shares or any shares convertible into or exchangeable or exercisable for any of our common shares (“related securities”), (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase our common shares or related securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of our common shares or related securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common shares or related securities within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act relating to our common shares or related securities, or publicly disclose the intention to take any such action, without the prior written consent of Jefferies LLC and Leerink Partners LLC.

The restrictions described above will not apply to:

•	the common shares issued and sold hereby;

•	the issuance by us of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or described in this prospectus supplement;

•	the issuance by us of any options or warrants pursuant to any employee equity incentive plan or share ownership plan existing on the date hereof or described in this prospectus supplement;

•	the filing by us of a registration statement with the SEC on Form S-8 in respect of any common shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan existing on the date hereof or described in this prospectus supplement;

•	the transfer of our common shares or related securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of common shares, involving a change of control after the completion of this offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, our common shares or related securities shall remain subject to the restrictions described in the preceding paragraph;

•	the sale or issuance of or entry into an agreement to sell or issue our common shares or related securities in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) the assumption of employee benefit plans in connection with mergers or acquisitions, or (vi) the filing of a registration statement with respect to any of the foregoing;

•	sales of our common shares pursuant to our Open Market Sales AgreementSM with Jefferies LLC, dated May 5, 2021, the Sales Agreement; provided that no sales shall be made under the Sale Agreement until the earlier of the thirtieth day following the date of this Prospectus; or

•	the issuance of additional common shares subject to certain restrictions.

Each of our directors and certain of our officers have agreed that, for a period of 60-days after the date of this prospectus supplement and without the prior written consent of Jefferies LLC and Leerink Partners LLC, he or she will not (i) sell or offer to sell any common shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or such person’s family members (which shall mean the spouse of such person, an immediate family member (as defined in Rule 16a-1(e) under the Exchange Act) of such person or an immediate family member of such person’s spouse, in each case living in such person’s household or whose principal residence is such person’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise)); (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of common shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or (iv) publicly announce any intention to do any of the foregoing.

However, notwithstanding the immediately preceding paragraph, the restrictions described in the lock-up agreement will not apply in certain circumstances, including to:

•	(a) the exercise of stock options or other similar awards granted pursuant to our equity incentive plans or the vesting or settlement of awards granted pursuant to our equity incentive plans (including the delivery and receipt of common shares and related securities in connection with such vesting or settlement); provided that, in the case of this clause (a), the foregoing restrictions shall apply to any of the undersigned’s common shares issued upon such exercise, vesting or settlement; or (b) the transfer of common shares or any related securities from such person to us (or the purchase and cancellation of same by us) upon a vesting event of our securities or upon the exercise of options to purchase common shares by such person, in each case on a “cashless” or “net exercise” basis, or to cover income or withholding and other tax obligations of such person in connection with such vesting or exercise of options for our common shares, whether by means of a “net settlement” or otherwise;

•	transfers of common shares or related securities:

•	as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document;

•	if such person is a natural person, to a member of the immediate family member of such person;

•	if such person is a natural person, to any trust or other like entity for the direct or indirect benefit of such person or the immediate family member of such person;

•	if such person is a natural person, by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

•	if such person is a natural person, to a corporation, partnership, limited liability company or other entity of which such person and the immediate family member of such person are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

•	if such person is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of such person or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such person;

•	if such person is a corporation, partnership, limited liability company or other entity, to any affiliate thereof;

•	if such person is a corporation, partnership, limited liability company or other entity, to any investment fund or other entity controlled or managed by such person; or

•	as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of such person;

provided that in the case of any transfer or distribution pursuant to the sub-bullets above, each donee, distributee or transferee agrees to be bound in writing by the terms of the lock-up agreement; provided further, that no filing under the Exchange Act shall be required except in the case of transfers pursuant to the first bullet point above;

•	the establishment or modification of any contract, instruction or trading plan intended to comply with Rule 10b5-1 under the Exchange Act for the transfer of common shares; provided that (i) such plan does not provide for the transfer of common shares during the 60-day lock-up period, (ii) the establishment of such plan shall not be voluntarily publicly announced or filed under the Exchange Act and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of such person or us regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the 60-day lock-up period;

•	the transfer or sale of Shares or Related Securities in transactions pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act entered into prior to the date hereof; provided, however, any required filings under the Exchange Act shall disclose by footnote that such transaction was pursuant to a 10b5-1 Plan;

•	the transfer of common shares or related securities to us, pursuant to agreements or rights in existence on the date of this prospectus supplement under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or in connection with the termination of such person’s employment with us;

•	the transfer of common shares or related securities that occurs by any order or settlement resulting from any legal proceeding; or

•	the transfer of common shares or related securities pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the common shares or related securities involving a change of control of us; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the common shares owned by such person shall remain subject to the restrictions described above.

Jefferies LLC and Leerink Partners LLC may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any naked short position by purchasing shares in the open market.

A stabilizing bid is a bid for the purchase of our common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of our common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares.

The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we are party to an Open Market Sales AgreementSM with Jefferies LLC, dated May 5, 2021, pursuant to which we may sell our ordinary shares from time to time, through Jefferies LLC, as agent.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

(A)	Resale Restrictions

The distribution of common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our common shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of common shares.

(B)	Representations of Canadian Purchasers

By purchasing our common shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our common shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment

Canadian purchasers of common shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in our common shares in their particular circumstances and about the eligibility of our common shares for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

None of our common shares have been offered or sold, and none of our common shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to our common shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to our common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and our common shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring our common shares will be required, and is deemed by the acquisition of our common shares, to confirm that he is aware of the restriction on offers of our common shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any of our common shares in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange or on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the Financial Services Act, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Legal Matters

The validity of the securities and certain other matters of Swiss law will be passed upon for us by Bär & Karrer AG, Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriter by Paul Hastings LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.acimmune.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Incorporation By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our 2022 Annual Report on Form 20-F for the fiscal year ended December 31, 2022;

•	Our Forms 6-K filed on March 16, 2023 (only with respect to “Item 1.C—2022 and 2021 Board Compensation” and “Item 2.C—2022 and 2021 Executive Compensation” under section “Directors and Executive Management Compensation Report” of Exhibit 99.2), April 28, 2023 (only with respect to Exhibits 99.1, 99.2 and 99.4), May 24, 2023 (only with respect to Exhibit 99.1), June 26, 2023 (only with respect to Exhibit 99.3), June 27, 2023 (other than Exhibit 99.1), July 26, 2023 (other than Exhibit 99.1), August 4, 2023 (only with respect to Exhibits 99.1 and 99.2), November 3, 2023 (only with respect to Exhibits 99.1 and 99.2), December 1, 2023 (other than Exhibit 99.1) and December 15, 2023 (other than Exhibit 99.1); and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2016, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at EPFL Innovation Park Building B, 1015 Lausanne, Switzerland or via telephone at +41 21 345 91 21.

PROSPECTUS

$350,000,000
Common Shares
Debt Securities
Warrants
Purchase Contracts
Units
Subscription Rights

AC IMMUNE SA
(incorporated in Switzerland)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts, units or subscription rights, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $350,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 31.

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.” On April 27, 2021, the last sale price of our common shares as reported by the NASDAQ Global Market was $7.14 per common share. As of April 27, 2021, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $225,144,185 based on approximately 72,652,654 shares of outstanding common shares, of which approximately 31,532,799 shares were held by non-affiliates.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2021.

We have not authorized anyone to provide you with information different or additional to the information contained in or incorporated by reference in this prospectus or any related prospectus supplement we provide to you. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “AC Immune,” “the Company,” “our company,” “we,” “us,” “our” or similar terms refer to AC Immune SA.

_______________________________

Page

About This Prospectus	2
Where You Can Find More Information	2
Special Note Regarding Forward-Looking Statements	3
AC Immune SA	4
Risk Factors	4
Use of Proceeds	5
Description of Share Capital and Articles of Association	6
Comparison of Swiss Law and Delaware Law	18
Description of Debt Securities	25
Description of Warrants	26
Description of Purchase Contracts	27
Description of Units	28
Description of Subscription Rights	29
Plan of Distribution	31
Incorporation of Certain Information by Reference	32
Expenses	32
Legal Matters	33
Experts	33

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file or furnish certain information with the SEC, including annual reports on Form 20-F and reports on Form 6-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors, supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	the success of our and our collaboration partners’ clinical studies, and our and their ability to obtain and maintain regulatory approval and to commercialize ACI-35, semorinemab, Morphomer Tau, ACI-24 for Alzheimer’s disease (AD) and for Down syndrome-related AD (ACI-24 for DS), crenezumab, and PI-2620, our Tau-positron emission tomography (PET) imaging tracer and to a lesser extent our preclinical candidates;

•	the preclinical and clinical safety, efficacy and utility of our product candidates;

•	the ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

•	our plans to research, develop and commercialize our product candidates;

•	the identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

•	our ability to maintain our current strategic relationships with our collaboration partners;

•	our ability to protect and maintain our, and not infringe on third parties’, intellectual property rights throughout the world;

•	our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

•	our ability to attract and retain qualified employees and key personnel;

•	the acceptance by the Food and Drug Administration (FDA) and applicable foreign regulatory authorities of data from studies that we and our collaboration partners conduct within and outside the US now and in the future;

•	our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime, and cause us to incur significant legal, accounting and other expenses;

•	our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the US; and

•	The other risk factors discussed in our most recent Annual Report on Form 20-F.

AC Immune SA

We are a clinical stage biopharmaceutical company leveraging our two proprietary technology platforms to discover, design and develop novel, proprietary medicines and diagnostics for prevention and treatment of neurodegenerative diseases associated with protein misfolding. Misfolded proteins are generally recognized as the leading cause of neurodegenerative diseases, such as Alzheimer’s disease, or AD, and Parkinson’s disease, or PD, with common mechanisms and drug targets, such as Abeta, Tau, alpha-synuclein and TDP-43. Our corporate strategy is founded upon a three-pillar approach that targets (i) AD, (ii) focused non-Alzheimer’s neurodegenerative diseases including NeuroOrphan indications and (iii) diagnostics. We use our two unique proprietary platform technologies, SupraAntigen (conformation-specific biologics) and Morphomer (conformation-specific small molecules), to discover, design and develop novel medicines and diagnostics to target misfolded proteins.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, at the École Polytechnique Fédérale Lausanne (EPFL) Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland. Our common shares were admitted to trading on Nasdaq Global Market on September 23, 2016, and trade under the symbol ACIU.

Our registered and principal executive offices are located in Ecublens, at EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, our general telephone number is (41) 21 345 91 21 and our internet address is www.acimmune.com. Our website and the information contained on or accessible through our website are not part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from future offerings to strategically invest in research and clinical development of current and/or additional pipeline candidates, our technology platforms, working capital, capital expenditures and general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Description of Share Capital and Articles of Association

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, at the École Polytechnique Fédérale Lausanne (EPFL) Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland.

Share Capital

As of March 22, 2021, our issued share capital is CHF 1,537,748.98, consisting of 76,887,449 common shares with a nominal value of CHF 0.02 each. Of these issued totals, we held 4,235,023 as treasury shares totaling CHF 84,700.46 in share capital. We have no dividend rights certificates (bons de jouissance).

Articles of Association

On February 23, 2021, we adopted amended articles of association and when we refer to our articles of association, we refer to the articles of association as filed as Exhibit 3.1 to our Annual Report on Form 20-F.

Purpose

Under our articles of association, our purpose is the research, study, development, manufacture, promotion, sale and marketing of products and substances within the pharmaceutical and nutrition industry as well as the purchase, sale and exploitation of patents and licenses in this field. We may engage in any activities which are apt to favor our purpose directly or indirectly. We may also acquire and sell real estate. We may open branch offices in Switzerland and abroad and may also acquire participations in other companies. We may provide securities to our subsidiaries and supply guarantees.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months of the general meeting of shareholders in order to become effective. Under our articles of association, in the case of an increase of capital against payment of contributions in cash, a resolution passed by a simple majority of the votes cast at the general meeting of shareholders regardless of abstentions and empty or invalid votes is required. In the case of the limitation or withdrawal of subscription rights or in the case of an increase of capital out of equity, against contribution in kind, or for the purpose of acquisition of assets and the granting of special benefits, a resolution passed by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

•	conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (i) the exercise of conversion and/or option or warrant rights granted in connection with bonds or similar instruments, issued or to be issued by the Company or by one of our subsidiaries or (ii) the exercise of option rights granted to employees of the Company or a subsidiary, members of our board of directors or any consultant of the Company, or other persons providing services to the Company or a subsidiary; or

•	authorized capital (capital-actions autorisé) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-Emptive Rights

Pursuant to the CO, shareholders have in principle pre-emptive subscription rights (droit préférentiel de souscription). With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have in principle advance subscription rights (droit de souscrire préalablement).

A resolution passed at a general meeting of shareholders by at least two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the non-exercised pre-emptive subscription rights as it elects but has to follow the principle of equal treatment of the shareholders.

Our Authorized Share Capital

Under Article 3a of our articles of association, board of directors is authorized to increase the share capital, in one or several steps until 27 June 2022, by a maximum amount of CHF 190,000 by issuing a maximum of 9,500,000 registered shares with a par value of CHF 0.02 each, to be fully paid up. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate or another third party or third parties, followed by an offer to the then-existing shareholders of the Company and (ii) in partial amounts shall also be permissible.

The board of directors is authorized to determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid up, the date from which the registered shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place with third parties such rights or registered shares, the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders and to allot them to third parties:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;

•	for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the respective initial purchaser(s) or underwriter(s);

•	for raising of capital (including private placements) in a fast and flexible which probably could not be reached without the exclusion of the statutory pre-emptive right of the existing shareholders;

•	for other valid grounds in the sense of Article 652b para. 2 CO; or

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 33 1/3 % of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders.

Our Conditional Share Capital

Conditional Share Capital for Bonds and Similar Debt Instruments

Under Article 3b of our articles of association, our share capital may be increased by a maximum aggregate amount of CHF 91,560.94 through the issue of a maximum of 4,578,047 common shares, payable in full, each with a nominal value of CHF 0.02, through the exercise of conversion and/or option or warrant rights granted in connection with bonds or similar instruments, issued or to be issued by the Company or by one of our subsidiaries, including convertible debt instruments. Shareholders do not have pre-emptive subscription rights in such circumstances.

Shareholders’ subscription rights are excluded. Shareholders’ advance subscription rights with regards to new bonds or similar instruments may be restricted or excluded by decision of the board of directors in order to finance or re-finance the acquisition of companies or holdings, or new investments planned by the Company, or in order to issue convertible bonds and warrants on the international capital markets or through private placement. If advance subscription rights are excluded, then (i) the instruments are to be placed at market conditions; (ii) the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights; and (iii) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued. The respective holders of conversion and/or option or warrant rights are entitled to subscribe the new shares.

Conditional Share Capital for Employee Benefit Plans

Under Article 3c of our articles of association, our share capital may, to the exclusion of the pre-emptive subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 65,954.32 through the issue of a maximum of 3,297,716 common shares, payable in full, each with a nominal value of CHF 0.02, in connection with the exercise of option rights granted to employees of the Company or one of our subsidiaries, members of the board of directors or any consultant, or other persons providing services to the Company or one of our subsidiaries. The board of directors specifies the precise conditions of issue including the issue price of the shares.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in our share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder, as reflected in the share register.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a Company’s financial year. In our case, this generally means on or before June 30.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including change of a company’s purpose or domicile;

•	electing and removal of the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the management report and the consolidated accounts;

•	approving the annual accounts and resolutions on the allocation of the disposable profits, and in particular setting the dividend and the shares of profit to board members;

•	approving the total compensation paid to members of the board of directors and executive management;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

•	dissolving a company with or without liquidation; and

•	passing resolutions concerning all matters which are reserved to the authority of the general meeting of shareholders by law or by the articles of association.

An extraordinary general meeting of shareholders may be called by a resolution of the general meeting, the board of directors or, under certain circumstances, by a company’s auditor, liquidator or the representatives of convertible bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on a company’s stand-alone annual statutory balance sheet, half of the share capital and reserves are not covered by its assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the simple majority of the votes cast at the general meeting of shareholders regardless of abstentions or empty or invalid votes, unless statutory law or the articles of association state otherwise.

A resolution of the general meeting of the shareholders passed by at least two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

•	amending a company’s corporate purpose;

•	creating shares with privileged voting rights;

•	restricting the transferability of common shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in-kind or for the purpose of acquiring assets and granting of special benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing a company’s domicile;

•	alleviating or withdrawing of restrictions upon the transfer of common shares and the removal of the voting cap of 33 1∕3% as contained in article 4 of the articles of association;

•	removing the indemnification provision for the board of directors and executive management as contained in article 29 of the articles of association;

•	converting common shares into bearer shares and vice versa;

•	dissolving or liquidating a company; and

•	amending or eliminating article 17 (resolutions and elections) of the articles of association.

The same voting requirements apply, subject to mandatory law, to resolutions regarding transactions among corporations (including a merger, demerger or conversion of a corporation) based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and Transfer of Assets, or the Merger Act, see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of NASDAQ Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors or, if necessary, by the auditors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

All of the owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the ordinary general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders, whose combined shareholdings represent the lower of (i) at least one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. A request for inclusion of an item on the agenda must in principle be requested in writing delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s ordinary general meeting of shareholders. The request must contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

•	the name and address, as they appear in our share register, of the shareholder proposing such business;

•	the number of shares of the Company which are beneficially owned by such shareholder;

•	the dates upon which the shareholder acquired such shares;

•	documentary support for any claim of beneficial ownership;

•	any material interest of such shareholder in such business; and

•	a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

Our annual business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our shares entitles its holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association state that no individual or legal entity may, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights (“Controlled Shares”) with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register except if such individual or legal entity submits prior to the acquisition of such Controlled Shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer or (ii) the highest price paid by such individual or legal entity in the 12 months preceding to the publication of the tender offer. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, will be regarded as one person. The common shares exceeding the limit of 33 1/3% and not benefitting from the exemption regarding a tender offer will be entered in our share registered as shares without voting rights. The board of directors may in special cases approve exceptions to the above regulations. Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by a simple majority of the votes cast at a general meeting of shareholders regardless of abstentions or empty or invalid votes. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only from the disposable profit and from reserves formed for this purpose, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the Commercial Register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by a simple majority of the votes cast at a general meeting of shareholders regardless of abstentions or empty or invalid votes. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the Commercial Register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 5 of our articles of association provides that the transfer of intermediated securities and the pledging of these intermediated securities are based on the provisions of the FISA and that transfer of propriety as collateral by means of written assignment are not permitted.

Voting rights may be exercised only after a shareholder (or usufructuaries) has been entered in our share register (registre des actions) with his or her name, first name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Our articles of association state that no individual or legal entity may, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights (“Controlled Shares”) with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register except if such individual or legal entity submits prior to the acquisition of such Controlled Shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer or (ii) the highest price paid by such individual or legal entity in the 12 months preceding to the publication of the tender offer. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, will be regarded as one person. The common shares exceeding the limit of 33 1/3% and not benefitting from the exemption regarding a tender offer will be entered in our share registered as shares without voting rights.

Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets.

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the competent court sitting in Lausanne, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other similar transactions (i.e. mergers, demergers, transformations and certain asset transfers) that are governed by the Swiss Merger Act are, if approved in accordance with the applicable provisions of the Swiss Merger Act, binding on all shareholders of the involved companies. A statutory merger or demerger requires approval by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented. If the merger agreement provides, however, only for a compensation payment, or in the event of an asymmetrical demerger, at least 90 percent of all shareholders of the transferring company who are entitled to vote must approve the merger agreement and the asymmetrical demerger, respectively.

Swiss corporations may be acquired by an acquirer through the direct acquisition of shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. If such a squeeze-out merger under the Swiss Merger Act occurs, a minority shareholder subject to the squeeze-out merger could seek to claim, within two months of the publication of the squeeze-out merger, that the consideration offered is “inadequate” and petition a Swiss competent court to determine what “adequate” consideration is.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of at least two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our business purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our business.

If in a merger, demerger or transformation, equity or shareholder rights are not adequately preserved or the compensation paid is unreasonable, within two months after the publication of the merger, demerger or transformation resolution, each shareholder may demand that the competent court determines what is a reasonable amount of compensation. The decision of the court is legally binding on all shareholders of the company involved, provided that they are in the same legal position as the plaintiff. The costs of proceedings shall be borne by the acquiring company. If the particular circumstances justify it, the court may decide that the plaintiff shall bear all or part of the cost. An action to obtain a review of the protection of equity or shareholder rights does not affect the legal validity of the merger, demerger or transformation resolution.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the overall management of the Company and the issuing of all necessary directives;

•	the determination of the Company’s organization;

•	the organization of the accounting, financial control and financial planning systems are required for management of the Company;

•	the appointment and dismissal of persons entrusted with managing and representing the Company;

•	the overall supervision of the persons entrusted with managing the Company, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•	the compilation of the annual report, and the preparation for the general meeting of shareholders and implementing its resolutions;

•	the preparation of the compensation report and to request approval by the general meeting of shareholders regarding the compensation of the board of directors and the executive committee; and

•	the notification of the court in the event that the Company is over-indebted.

The board of directors may assign responsibility for preparing and implementing its resolutions or monitoring transactions to committees or individual members. It must ensure appropriate reporting to its members. Furthermore, the board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate, in part or entirely, the management and the representation of the Company, within the limits of the law, to a one or more individual directors (Delegates) or to third parties pursuant to the organizational regulations issued by the board of directors.

Pursuant to Swiss law and Article 25 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.

The board of directors assigns the persons with signatory power for the Company and the kind of signatory power.

Indemnification of Executive Management and Directors

Subject to Swiss law, Article 29 of our articles of association provides for indemnification of the current and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and members of the executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer.

Conflict of Interest, Management Transactions

Swiss law does not have a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and the members of the executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and the members of the executive management. This rule is generally understood to disqualify directors and members of the executive management from participating in decisions that directly affect them. Our directors and executive officers are personally liable to us for any breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation (as defined in section 14 of the Swiss Ordinance against Excessive Compensation in Listed Companies) granted by the Company, directly or indirectly, to current members of the board of directors and executive management as well as to former members of the board of directors and executive management but in the latter case only to the extent if such compensation is related to their former role within the Company or if such compensation is not on customary market terms.

The disclosure concerning compensation must in particular include the aggregate amount for the board of directors and the aggregate amount for the executive management, as well as the particular amount of compensation for each member of the board of directors and the highest paid member of the executive management, specifying the name and function of each person.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by the us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

The general meeting of shareholders annually votes on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of non-performance-related compensation of the board of directors for the next term of office;

•	the maximum aggregate amount of a possible additional compensation of the board of directors for the preceding business year;

•	the maximum aggregate amount of non-performance-related compensation of the executive management for the 12-month period starting on 1 July following the ordinary general meeting of shareholders;

•	the maximum aggregate amount of variable compensation for the executive management for the current year; and

•	the maximum aggregate amount of options or shares in the Company granted to the board of directors and the executive management.

The respective total compensation amounts include social security and occupational pension contributions for the benefit of the members of the board of directors, the executive management and the Company.

If the general meeting of shareholders refuses to approve a respective motion by the board of directors, the board of directors may either submit a new motion at the same meeting or determine a maximum total remuneration or several maximum partial remunerations, subject to the relevant principles of the compensation, or submit a new motion to the next general meeting of shareholders for approval.

In addition to fixed compensation, members of the executive management may be paid in cash a variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee determines the relative weight of the performance criteria and the respective target values.

Compensation may be paid in cash or granted in form of options or shares in the Company. The board of directors or, to the extent delegated to it, the compensation committee determines grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

We currently hold 4,235,023 fully paid up common shares of par value CHF 0.02 each, as treasury shares.

Shares of the Company held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act, FinMIA, do not apply to us since our shares are not listed on a Swiss stock exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.

Stock Exchange Listing

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.”

Transfer Agent and Registrar of Shares

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common shares. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code des Obligations Suisse) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our Company, as implemented by the Company in its articles of association, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the nominal value of shares represented at such shareholders’ meeting. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.
Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of their duties and claim the payment of the company’s losses or damages both to the corporation and, subject to certain conditions, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that US laws and regulations provide a basis for liability and US courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover or to partially recover attorneys’ fees incurred in connection with such action, provided, however, that the court has broad discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he or she acted in good faith.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations (Ordonnance contre les rémunérations abusives dans les sociétés anonymes cotées en bourse), the general meeting of shareholders has the non-transferable right, amongst others, to vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

• any breach of a director’s duty of loyalty to the corporation or its shareholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

• any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge the directors and members of the executive management from liability from actions taken during the past financial year. Such discharge is effective only, however, for disclosed facts and only as against the company and those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance which may cover negligent acts as well.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

• the duty of care; and

• the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been delegated to the executive management (for example by organizational rules and comparable bylaws). However, there are several non-transferable duties of the board of directors:

• the overall management of the corporation and the issuing of all necessary directives;

• determination of the corporation’s organization;

• the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

• the appointment and dismissal of persons entrusted with managing and representing the corporation;

• overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

• compilation of the annual report, preparation for the general meeting, the compensation report and implementation of its resolutions; and

• notification of the court in the event that the company is overindebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be made on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

• shareholders together representing at least 10% of the share capital may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

• shareholders together representing shares with a nominal value of at least CHF 1.0 million may demand that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors provided that the election of board members has been included as an agenda item.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination.

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairman of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e. until the following annual general meeting) as well as the vote on the aggregate amount of compensation for the members of the board of directors and the executive committee as well as for the members of the advisory board, if applicable, is mandatory for listed companies. Re-election is permitted.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a simple majority of the votes cast at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general shareholder meeting of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a simple majority of the votes cast at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded a special class for these purposes.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by a simple majority of the votes cast at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of authorized and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of Books and Records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

• out of its surplus, or

• in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. An authorized or contingent capital increase requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Description of Debt Securities

The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants or any combination of such securities.

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common shares or warrants for those securities will be offered under the shareholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference herein:

•	Our 2020 Annual Report on Form 20-F for the fiscal year ended December 31, 2020; and

•	Our reports on Form 6-K furnished to the SEC on March 23, 2021 (only with respect to “Item 1.C—2020 and 2019 Board Compensation” and “Item 2.C—2020 and 2019 Executive Compensation” of Exhibit 99.4), March 31, 2021 and April 28, 2021 (only with respect to Exhibits 99.1 and 99.2).

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at AC Immune SA, EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, or via telephone at +41 21 345 91 21.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee**		$38,185
FINRA filing fee		53,000
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

____________________

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.
**	Includes the $24,375 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).

Legal Matters

The validity of our common shares and certain other matters of Swiss law will be passed upon for us by Bär & Karrer Ltd., Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

14,300,000 Common Shares

Prospectus Supplement

Joint Book-Running Managers

Jefferies

Leerink Partners

Lead Manager

H.C. Wainwright & Co.

December 15, 2023